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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(B) OR 12(G) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT")

                             MARSHALL EDWARDS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                               51-0407811
(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)

                                 140 WICKS ROAD
                               NORTH RYDE NSW 2113
                                    AUSTRALIA
                    (Address of Principal Executive Offices)


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
If this form relates to the                 If this form relates to the
registration of a class of securities       registration of a class of
pursuant to Section 12(b) of the            securities pursuant to Section
Exchange Act and is effective               12(g) of the Exchange Act and is
pursuant to General Instruction             effective pursuant to General
A.(c), please check the following           Instruction A.(d), please check the
box. [ ]                                    following box. [X]

Securities Act registration statement file number to which this       333-109129
form relates:                                                        (If applicable)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

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
          Title of Each Class              Name of Each Exchange on Which
          to be so Registered              Each Class is to be Registered
          -------------------              ------------------------------
                  NONE                            NOT APPLICABLE

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

                  COMMON STOCK, PAR VALUE $0.00000002 PER SHARE

                   WARRANTS TO PURCHASE SHARES OF COMMON STOCK
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ITEM 1. DESCRIPTION OF REGISTRANT"S SECURITIES TO BE REGISTERED

      The description of the securities to be registered hereby is set forth under the caption "Description of our Securities" in (i) the prospectus (subject to completion) included in Part I of the Registration Statement (Registration No. 333-109129) on Form S-1, as amended, of the registrant originally filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on September 25, 2003 and (ii) the related final form of the prospectus to be filed with the Commission pursuant to Rule 424(b) of the Securities Act, is incorporated herein by reference.

      The Registrant has applied to have (i) the Common Stock to be registered hereby approved for listing on the Nasdaq National Market under the symbol MSHL and (ii) the Warrants to be registered hereby approved for listing on the Nasdaq National Market under the symbol MSHLW.

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ITEM 2.     EXHIBITS

      The following exhibits are filed as part of this registration statement:

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      Exhibit No.       Exhibit Description
      -----------       -------------------
         3.1*           Restated Certificate of Incorporation of the Registrant

         3.2*           Amended and Restated By-Laws of the Registrant

         4.1*           Specimen Common Stock certificate of the Registrant

         4.2*           Warrant Agreement

         4.3*           Specimen Warrant certificate of the Registrant
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* Previously filed with the Commission as exhibits to the Registration Statement and incorporated herein by reference pursuant to Rule 12b-32(a) of the Exchange Act and Rule 102 of Regulation S-T.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: November 26, 2003                   MARSHALL EDWARDS, INC.
                                          (Registrant)


                                          By: /s/ Christopher Naughton
                                             -----------------------------------
                                             Name: Christopher Naughton
                                             Title: President and CEO

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